UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): May 8, 2008 (May 6, 2008)

NEVSTAR CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-21071	88-0309578
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

123 Chuangye Road
Haizhou District, Fuxin City,
  Liaoning Province, P.R.C. 123000
 (Address of principal executive offices)

86-418-3995066
 (Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.        Entry Into A Material Definitive Agreement.

On May 6, 2008, Dollar Come Investments Limited, a British Virgin Islands corporation (the “Subsidiary”), a wholly-owned subsidiary of Nevstar Corporation, entered into a Loan Agreement (the “Loan Agreement”) with Ms. Lin Tan to borrow US$5 million at the annual interest rate of 8%.  The Loan Agreement has a two-year term and the loan proceed will be used as the Subsidiary’s working capital.

The description of the Loan Agreements in this current report is a summary only and is qualified in its entirety by the terms of the Loan Agreement, which is attached hereto as exhibit 10.1 and is hereby incorporated by reference.

Item 9.01

Financial Statements And Exhibits.

(d)

Exhibits.

Exhibit No.	Description

10.1	English Translation of Loan Agreement between Dollar Come Investments Limited and Lin Tan, dated May 6, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEVSTAR CORPORATION By: /s/Lihui Song Lihui Song President and Chief Executive Officer

Dated: May 8, 2008

EXHIBIT INDEX

Exhibit No.	Description

10.1	English Translation of Loan Agreement between Dollar Come Investments Limited and Lin Tan, dated May 6, 2008.